Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2015 FIRST-QUARTER RESULTS;
INCREASES 2015 FULL-YEAR REPORTED DILUTED EPS FORECAST TO A RANGE OF $4.32 TO $4.42,
REFLECTING CURRENCY-NEUTRAL GROWTH OF 9%-11%
VERSUS 2014 ADJUSTED DILUTED EPS OF $5.02

2015 First-Quarter

•	Reported diluted earnings per share of $1.16, down by $0.02 or 1.7% versus $1.18 in 2014

•	Excluding unfavorable currency of $0.31, reported diluted earnings per share up by $0.29 or 24.6% versus $1.18 in 2014 as detailed in the attached Schedule 9

•	Adjusted diluted earnings per share of $1.16, down by $0.03 or 2.5% versus $1.19 in 2014

•	Excluding unfavorable currency of $0.31, adjusted diluted earnings per share up by $0.28 or 23.5% versus $1.19 in 2014 as detailed in the attached Schedule 8

•	Cigarette shipment volume of 198.8 billion units, up by 1.4% excluding acquisitions

•	Reported net revenues, excluding excise taxes, of $6.6 billion, down by 4.4%

•	Excluding unfavorable currency of $939 million and the impact of acquisitions, reported net revenues, excluding excise taxes, up by 9.1% as detailed in the attached Schedule 6

•	Reported operating companies income of $3.0 billion, down by 2.2%

•	Excluding unfavorable currency of $585 million and the impact of acquisitions, reported operating companies income up by 17.2%

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 7, of $3.0 billion, down by 2.9%

•	Excluding unfavorable currency and the impact of acquisitions, adjusted operating companies income up by 16.3%

•	Reported operating income of $2.9 billion, down by 2.7%

2015 Full-Year Forecast

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PMI increases its 2015 full-year reported diluted earnings per share forecast to be in a range of $4.32 to $4.42, at prevailing exchange rates, versus $4.76 in 2014. Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $1.15 for the full-year 2015, the reported diluted earnings per share range represents a projected increase of 9% to 11% versus adjusted diluted earnings per share of $5.02 in 2014, as detailed in the attached Schedule 12, compared to 8% to 10% as communicated in PMI's previous forecast of February 2015

•
This forecast includes incremental spending versus 2014 for the deployment of PMI's Reduced-Risk Product, iQOS. The spending, which is skewed towards the second half of the year, will support plans for national expansion in Japan and Italy, as well as pilot or national launches in additional markets, later in 2015

•	This forecast does not include any share repurchases in 2015

•
This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates and any unusual events. Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections

NEW YORK, April 16, 2015 -- Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2015 first-quarter results.
“Our strong first-quarter results are an excellent start to the year," said André Calantzopoulos, Chief Executive Officer.
“Our organic volume and market share performance was better than we originally forecast, underpinned by the investments we made in 2014 and an improving operating environment this year.
Our robust business momentum is such that we are raising our guidance for the year and now forecast, at prevailing exchange rates, constant-currency adjusted diluted EPS growth of 9%-11%.
While currency volatility persists, we remain focused on managing our cash flow prudently and are steadfast in our aim to return around 100% of our free cash flow to our shareholders."

Conference Call
A conference call, hosted by Jacek Olczak, Chief Financial Officer, with members of the investor community and news media, will be webcast at 9:00 a.m., Eastern Time, on April 16, 2015. Access is at www.pmi.com/webcasts.
The audio webcast may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp.

Dividends and Share Repurchase Program
During the quarter, PMI declared a regular quarterly dividend of $1.00, representing an annualized rate of $4.00 per common share. Since its spin-off in March 2008, PMI has increased its regular quarterly dividend by 117.4% from the initial annualized rate of $1.84 per common share. PMI did not make any share repurchases in the first quarter of 2015.

Productivity and Cost Savings Program
In 2015, PMI's productivity and cost savings initiatives will include, but are not limited to, the continued enhancement of production processes, the harmonization of tobacco blends, the streamlining of product specifications and number of brand variants, supply chain improvements and overall spending efficiency across the company. PMI anticipates that these initiatives, combined with savings associated with the manufacturing footprint restructuring implemented in 2014, notably in Australia and the Netherlands, should result in a total company cost base increase, excluding RRPs and currency, of approximately 1%.

2015 FIRST-QUARTER CONSOLIDATED RESULTS

In this press release, “PMI” refers to Philip Morris International Inc. and its subsidiaries. References to total international cigarette market, defined as worldwide cigarette volume excluding the United States, total cigarette market, total market and market shares are PMI estimates based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty-free business. North Africa is defined as Algeria, Egypt, Libya, Morocco and Tunisia. The term “net revenues” refers to operating revenues from the sale of our products, excluding excise taxes and net of sales and promotion incentives. Operating companies income, or “OCI,” is defined as operating income, excluding general corporate expenses and the amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. PMI's management evaluates business segment performance and allocates resources based on OCI. “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, excluding asset impairment

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and exit costs, discrete tax items and unusual items. Management also reviews OCI, OCI margins and earnings per share, or “EPS,” on an adjusted basis (which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, discrete tax items and unusual items), as well as free cash flow, defined as net cash provided by operating activities less capital expenditures, and net debt. PMI believes it is appropriate to disclose these measures as they improve comparability and help investors analyze business performance and trends. Non-GAAP measures used in this release should be neither considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. Comparisons are to the same prior-year period unless otherwise stated. For a reconciliation of non-GAAP measures to corresponding GAAP measures, see the relevant schedules provided with this press release. Reduced-Risk Products (“RRPs”) is the term the company uses to refer to products with the potential to reduce individual risk and population harm in comparison to smoking combustible cigarettes. PMI’s RRPs are in various stages of development, and we are conducting extensive and rigorous scientific studies to determine whether we can support claims for such products of reduced exposure to harmful and potentially harmful constituents in smoke, and ultimately claims of reduced disease risk, when compared to smoking combustible cigarettes. Before making any such claims, we will need to evaluate rigorously the full set of data from the relevant scientific studies to determine whether they substantiate reduced exposure or risk. Any such claims may also be subject to government review and approval, as is the case in the United States today. Trademarks and service marks in this press release that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.

NET REVENUES

PMI Net Revenues ($ Millions)
	First-Quarter
				Excl.
	2015	2014	Change	Curr.
European Union	$1,892	$2,013	(6.0)%	7.8%
Eastern Europe, Middle East & Africa	1,843	2,009	(8.3)%	13.9%
Asia	2,155	2,182	(1.2)%	4.6%
Latin America & Canada	726	713	1.8%	14.2%
Total PMI	$6,616	$6,917	(4.4)%	9.2%

Net revenues of $6.6 billion were down by 4.4%. Excluding unfavorable currency of $939 million, net revenues increased by 9.2%, or by 9.1% excluding currency and the impact of acquisitions, driven by favorable pricing of $552 million from across all Regions, led: in the EU, by Germany, largely driven by the annualization of pricing in 2014, and Poland, mainly reflecting price increases in the first quarter of 2015; in EEMA, by Egypt, mainly driven by the impact of the change to PMI's new business structure implemented in February 2014, and Russia, primarily reflecting the annualization of May 2014 pricing, the favorable impact of inventory movements, and pricing taken in the fourth quarter of 2014, ahead of the announced excise tax increase effective January 2015; in Asia, by Indonesia, reflecting the annualization of 2014 pricing, and Korea, principally driven by a gain from inventories built ahead of the announced excise tax increase effective January, 2015; and in Latin America & Canada, by Argentina and Canada, reflecting the annualization of 2014 pricing and pricing in the first quarter of 2015. The favorable pricing was accompanied by favorable volume/mix of $78 million, driven by the EU and EEMA Regions, partly offset by Japan and Korea, mainly due to the lower total markets.

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OPERATING COMPANIES INCOME

PMI Operating Companies Income ($ Millions)
	First-Quarter
				Excl.
	2015	2014	Change	Curr.
European Union	$913	$978	(6.6)%	12.9%
Eastern Europe, Middle East & Africa	880	927	(5.1)%	24.2%
Asia	934	915	2.1%	10.7%
Latin America & Canada	230	202	13.9%	35.6%
Total PMI	$2,957	$3,022	(2.2)%	17.2%

Reported operating companies income of $3.0 billion was down by 2.2%. Excluding unfavorable currency of $585 million and the impact of acquisitions, operating companies income increased by 17.2%, reflecting favorable pricing and favorable volume/mix of $33 million, partly offset by: higher manufacturing costs in Egypt, mainly due to the impact of the change to PMI's new business structure; higher distribution and marketing investments in Indonesia, marketing support behind Marlboro in Japan, primarily related to the roll-out of the new 2.0 Architecture; and investments related to the commercialization of the company's Reduced-Risk Product, iQOS.
Adjusted operating companies income decreased by 2.9% as shown in the table below and detailed in Schedule 7. Adjusted operating companies income, excluding unfavorable currency and the impact of acquisitions, increased by 16.3%. Adjusted operating companies income margin, excluding currency and acquisitions, increased by 2.9 points to 46.9%, as detailed in Schedule 7.

PMI Operating Companies Income ($ Millions)
	First-Quarter
				Excl.
	2015	2014	Change	Curr.
Reported OCI	$2,957	$3,022	(2.2)%	17.2%
Asset impairment & exit costs	—	(23)
Adjusted OCI	$2,957	$3,045	(2.9)%	16.3%
Adjusted OCI Margin*	44.7%	44.0%	0.7	2.9
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

SHIPMENT VOLUME & MARKET SHARE

PMI Cigarette Shipment Volume (Million Units)
	First-Quarter
	2015	2014	Change
European Union	42,721	41,705	2.4%
Eastern Europe, Middle East & Africa	64,721	62,006	4.4%
Asia	70,125	70,801	(1.0)%
Latin America & Canada	21,190	21,449	(1.2)%
Total PMI	198,757	195,961	1.4%

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PMI's cigarette shipment volume of 198.8 billion units increased by 1.4% excluding acquisitions, or by 2.7 billion units. Excluding acquisitions and inventory movements, notably in Italy, Spain and other markets, principally in EEMA, supplied by manufacturing facilities in the EU Region, PMI's cigarette shipment volume decreased by 0.5%, due to: Asia, mainly Japan, principally reflecting an unfavorable comparison with the first quarter of 2014, and Korea, resulting from the disruptive excise tax increase in January 2015, partially offset by Indonesia; and Latin America & Canada, mainly Argentina and Canada, partially offset by Brazil and Mexico.
Total cigarette shipments of Marlboro of 67.2 billion units increased by 2.1%, driven by: the EU, notably France, Italy and Spain; and EEMA, notably Algeria, Saudi Arabia and Turkey, partly offset by Egypt and Ukraine. Total shipments of Marlboro decreased in Asia, predominantly due to Japan and Korea, partially offset by the Philippines, and declined slightly in Latin America & Canada, mainly due to Argentina, partially offset by Brazil and Mexico.
Total cigarette shipments of L&M of 22.7 billion units increased by 8.2%, driven by growth in EEMA, notably Egypt, Turkey and Ukraine, and in Asia, mainly Thailand. Total cigarette shipments of L&M in the EU were essentially flat, with growth in the Czech Republic, Germany and Spain offset by declines in other markets, mainly France. Total cigarette shipments of Parliament of 9.6 billion units decreased by 3.5%, primarily due to Korea and Ukraine, partially offset by growth in Russia and Turkey. Total cigarette shipments of Chesterfield of 9.5 billion units increased by 8.6%, driven primarily by Italy, partly offset by Russia and Ukraine. Total cigarette shipments of Bond Street of 9.2 billion units decreased by 1.1%, predominantly due to Kazakhstan and Ukraine, partly offset by Australia and Russia. Total cigarette shipments of Philip Morris of 7.8 billion units decreased by 3.3%, principally reflecting the morphing to Lark in Japan. Total cigarette shipments of Lark of 6.4 billion units decreased by 5.6%, predominantly due to Korea and Turkey.
Total shipment volume of OTP, in cigarette equivalent units, increased by 2.1%, mainly reflecting growth in the fine cut category, notably in the Czech Republic and Italy, partly offset by Germany and Portugal. Total shipment volume for cigarettes and OTP, in cigarette equivalent units, increased by 1.4%, excluding acquisitions.
PMI's cigarette market share increased in a number of key markets, including Algeria, Argentina, Australia, Austria, Belgium, the Czech Republic, Egypt, France, Germany, Hong Kong, Indonesia, Italy, Japan, Korea, the Netherlands, Poland, Russia, Saudi Arabia, Spain and Switzerland.

EUROPEAN UNION REGION (EU)

2015 First-Quarter
Reported net revenues of $1.9 billion decreased by 6.0%.  Excluding unfavorable currency of $278 million, net revenues increased by 7.8%, or by 7.5% excluding currency and the impact of acquisitions, reflecting: favorable pricing of $108 million across the Region, notably in Germany, largely driven by the annualization of pricing in 2014, and Poland, mainly reflecting price increases in the first quarter of 2015; and favorable volume and mix of $42 million, combined, driven by Italy and Spain.

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Reported operating companies income of $913 million decreased by 6.6%. Excluding unfavorable currency of $191 million and the impact of acquisitions, operating companies income increased by 12.9%, reflecting higher pricing and favorable volume/mix of $29 million, partly offset by increased marketing support, notably in Switzerland behind the launch of Marlboro Gold 2.0 and in Spain behind the launch of the e-vapor brand Solaris, business building initiatives in the United Kingdom, and investments related to the commercialization of the company's Reduced-Risk Product, iQOS, in Italy.
Adjusted operating companies income decreased by 6.6%, as shown in the table below and detailed on Schedule 7.  Adjusted operating companies income, excluding unfavorable currency and the impact of acquisitions, increased by 12.9%.

EU Operating Companies Income ($ Millions)
	First-Quarter
				Excl.
	2015	2014	Change	Curr.
Reported OCI	$913	$978	(6.6)%	12.9%
Asset impairment & exit costs	—	—
Adjusted OCI	$913	$978	(6.6)%	12.9%
Adjusted OCI Margin*	48.3%	48.6%	(0.3)	2.3
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding unfavorable currency and the impact of acquisitions, increased by 2.4 points to 51.0%, as detailed in Schedule 7, reflecting the factors mentioned above.

The total cigarette market in the EU of 104.6 billion units decreased by 1.6%. Excluding the impact of estimated trade inventory movements, the total cigarette market declined by 2.7%, reflecting a favorable comparison with the first quarter of 2014 in which the total cigarette market declined by 5.7% and, in certain key geographies, improving economies, a moderation in the level of illicit trade, lower out-switching to the fine cut category and a lower prevalence of e-vapor products. In 2015, the total cigarette market in the EU is forecast to decrease by approximately 4%, reflecting the anticipated impact of recently implemented price increases on adult smoker demand over the balance of the year.
The total OTP market in the EU in the quarter of 37.7 billion cigarette equivalent units decreased by 1.8%, reflecting a lower total fine cut market, down by 2.0% to 32.9 billion cigarette equivalent units.

EU Region & Key Market Cigarette Shares
	First-Quarter
			Change
	2015	2014	p.p.
Total EU	39.6%	39.2%	0.4
France	41.2%	41.0%	0.2
Germany	37.1%	36.9%	0.2
Italy	54.1%	53.0%	1.1
Poland	38.5%	37.2%	1.3
Spain	32.7%	31.2%	1.5

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PMI's cigarette shipment volume of 42.7 billion units increased by 2.4%, or by 0.2% excluding inventory movements, notably in Italy and Spain. Market share increased by 0.4 points to 39.6% as shown in the table above. Shipment volume of Marlboro increased by 2.8% to 20.8 billion units, driven by France, Italy and Spain, and market share increased by 0.1 point to 19.2%. While shipment volume of L&M decreased slightly by 0.1% to 7.4 billion units, market share increased by 0.1 point to 7.0%. Shipment volume of Chesterfield of 6.3 billion units increased by 16.6%, driven by Italy, and market share increased by 0.9 points to 5.8%. Shipment volume of Philip Morris of 2.4 billion units increased by 1.3%, driven by Spain, partly offset by France, and market share increased by 0.1 point to 2.2%.
PMI's shipments of OTP of 5.5 billion cigarette equivalent units increased by 3.7%, driven principally by higher market share. PMI's total OTP market share increased by 0.1 point to 14.3%, reflecting gains in the fine cut category.

EU Key Market Commentaries
In France, the total cigarette market increased by 0.5% to 10.6 billion units. Excluding the impact of estimated trade inventory movements, the total cigarette market declined by 0.5%, mainly reflecting a favorable comparison with the first quarter of 2014 in which the total cigarette market declined by 8.9%, and a lower prevalence of e-vapor products. PMI's shipments of 4.6 billion units increased by 0.4%. Market share performance is shown in the table below.

France Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Marlboro	25.4%	25.0%	0.4
Philip Morris	9.6%	9.4%	0.2
L&M	2.5%	2.6%	(0.1)
Others	3.7%	4.0%	(0.3)
TOTAL	41.2%	41.0%	0.2

The total industry fine cut category of 3.3 billion cigarette equivalent units increased by 5.0%. PMI's market share of the category decreased by 0.9 points to 25.1%.

In Germany, the total cigarette market was flat at 18.2 billion units. Excluding the impact of estimated trade inventory movements, the total cigarette market declined by 1.6%, mainly reflecting the impact of price increases in August and September of 2014, partially offset by a lower prevalence of illicit trade. PMI's shipments of 6.7 billion units increased by 0.5%. Market share performance is shown in the table below.

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Germany Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Marlboro	21.8%	22.0%	(0.2)
L&M	12.1%	11.7%	0.4
Chesterfield	1.7%	1.7%	—
Others	1.5%	1.5%	—
TOTAL	37.1%	36.9%	0.2

The total industry fine cut category of 9.5 billion cigarette equivalent units decreased by 3.6%. PMI's market share of the category decreased by 0.6 points to 12.5%.

In Italy, the total cigarette market decreased by 1.8% to 16.5 billion units, mainly reflecting the impact of price increases in January 2015, partly offset by a lower prevalence of e-vapor products. PMI's shipments of 9.6 billion units increased by 6.4%, or by 0.2% excluding inventory movements. Market share performance is shown in the table below.

Italy Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Marlboro	24.4%	25.6%	(1.2)
Diana	7.7%	9.9%	(2.2)
Chesterfield	10.5%	5.1%	5.4
Others	11.5%	12.4%	(0.9)
TOTAL	54.1%	53.0%	1.1

The share decline of Marlboro was largely driven by its price increase in the first quarter of 2015 to €5.20 per pack from its round retail price point of €5.00 per pack. The share of low-price Diana was impacted by the growth of the super-low price segment. The share decline of "Others" was mainly due to Merit, down by 0.5 points to 6.1%. The total industry fine cut category of 1.4 billion cigarette equivalent units increased by 3.9%. PMI's market share of the category increased by 0.4 points to 41.5%.

In Poland, the total cigarette market decreased by 6.8% to 9.8 billion units, reflecting the prevalence of e-cigarettes, illicit trade and non-duty paid OTP products. PMI's shipments of 3.8 billion units increased by 2.4%. Market share performance is shown in the table below.

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Poland Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Marlboro	10.6%	10.2%	0.4
L&M	17.6%	16.4%	1.2
Chesterfield	8.0%	6.9%	1.1
Others	2.3%	3.7%	(1.4)
TOTAL	38.5%	37.2%	1.3

The share growth of L&M was driven by its king-size and super-slims variants, including the capsule product L&M Link Forward. The share growth of Chesterfield was driven by its round corner box super-slims variants introduced in the first quarter of 2014. The share decline of "Others" was due to super low-price brands, notably RGD and Red & White. The total industry fine cut category of 1.0 billion cigarette equivalent units decreased by 1.2%. PMI's market share of the category decreased by 1.4 points to 33.6%.

In Spain, the total cigarette market decreased by 0.7% to 10.5 billion units. Excluding the impact of estimated trade inventory movements, the total cigarette market declined by 1.7%, reflecting the impact of price increases in the second quarter of 2014 and the first quarter of 2015, partially offset by an improving economic environment. PMI's shipments of 3.6 billion units increased by 11.9%, or by 4.2% excluding inventory movements. Market share performance is shown in the table below.

Spain Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Marlboro	16.1%	15.1%	1.0
L&M	6.0%	6.2%	(0.2)
Chesterfield	9.4%	9.3%	0.1
Others	1.2%	0.6%	0.6
TOTAL	32.7%	31.2%	1.5

The share growth of Marlboro benefited notably from a round price point in the vending channel, the roll-out of the 2.0 Architecture and an improving economy. The share growth of "Others" was mainly driven by Philip Morris, up by 0.6 points to 1.1%. The total industry fine cut category of 2.2 billion cigarette equivalent units decreased by 0.7%. PMI's market share of the fine cut category decreased by 1.3 points to 14.4%.

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EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)

2015 First-Quarter
Reported net revenues of $1.8 billion decreased by 8.3%. Excluding unfavorable currency of $445 million and the impact of acquisitions, net revenues increased by 13.9%, reflecting favorable pricing of $169 million, driven principally by: Russia, primarily reflecting the annualization of May 2014 pricing, the favorable impact of inventory movements, and pricing taken in the fourth quarter of 2014, ahead of the announced excise tax increase effective January 2015; the favorable impact of the change to PMI's new business structure in Egypt; and favorable volume/mix of $110 million across the Region, partly offset by Kazakhstan and Ukraine.

Reported operating companies income of $880 million decreased by 5.1%. Excluding unfavorable currency of $271 million and the impact of acquisitions, operating companies income increased by 24.2%, driven primarily by higher pricing and favorable volume/mix of $74 million, partly offset by higher costs in Egypt related to the implementation of the new business model.
Adjusted operating companies income decreased by 5.1%, as shown in the table below and detailed on Schedule 7. Adjusted operating companies income, excluding unfavorable currency and the impact of acquisitions, increased by 24.2%.

EEMA Operating Companies Income ($ Millions)
	First-Quarter
				Excl.
	2015	2014	Change	Curr.
Reported OCI	$880	$927	(5.1)%	24.2%
Asset impairment & exit costs	—	—
Adjusted OCI	$880	$927	(5.1)%	24.2%
Adjusted OCI Margin*	47.7%	46.1%	1.6	4.2
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding unfavorable currency and the impact of acquisitions, increased by 4.2 points to 50.3%, as detailed on Schedule 7, reflecting the factors mentioned above.

PMI's cigarette shipment volume of 64.7 billion units increased by 4.4%, or by 0.1% excluding inventory movements.
PMI's cigarette shipment volume of premium brands increased by 6.9%, driven principally by: Marlboro, up by 9.8% to 20.3 billion units, driven notably by Algeria, Saudi Arabia and Turkey, partially offset by Egypt and Ukraine; and Parliament, up by 3.1% to 7.4 billion units, driven by Russia and Turkey, partly offset by Ukraine.

EEMA Key Market Commentaries
In North Africa, the estimated total cigarette market decreased by 4.5% to 32.6 billion units, due to Algeria, Egypt, Libya and Morocco, partly offset by Tunisia.  PMI’s shipment volume of 9.2 billion units increased by 7.6%, mainly driven by Marlboro in Algeria and L&M in Egypt.  Market share performance is shown in the table below.

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North Africa Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Marlboro	14.7%	15.3%	(0.6)
L&M	10.7%	8.1%	2.6
Others	2.0%	1.9%	0.1
TOTAL	27.4%	25.3%	2.1

In Russia, the estimated total cigarette market decreased by 9.3% to 61.5 billion units, mainly due to the unfavorable impact of tax-driven price increases and a weak economy. In 2015, the total market is forecast to decrease by an estimated 8% to 10%. PMI's shipment volume in the quarter of 19.0 billion units increased by 2.3%. February quarter-to-date market share performance, as measured by Nielsen, is shown in the table below.

Russia Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Parliament	4.0%	3.5%	0.5
Marlboro	1.4%	1.7%	(0.3)
Bond Street	7.9%	7.0%	0.9
Others	14.4%	14.6%	(0.2)
TOTAL	27.7%	26.8%	0.9

The share growth of Bond Street was driven by its Compact variant, partly offset by its mainline variants.

In Turkey, the estimated total cigarette market increased by 7.0% to 19.4 billion units. Excluding the impact of estimated trade inventory movements, the total cigarette market increased by 3.9%, mainly reflecting an increase in the adult population and a lower prevalence of illicit trade. PMI's shipment volume of 9.3 billion units increased by 3.5%. February quarter-to-date market share performance, as measured by Nielsen, is shown in the table below.

Turkey Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Parliament	11.5%	10.4%	1.1
Marlboro	8.9%	8.6%	0.3
Lark	7.3%	10.3%	(3.0)
Others	15.6%	15.0%	0.6
TOTAL	43.3%	44.3%	(1.0)

The share growth of Parliament was driven by strong brand equity, especially its king-size variant, Night Blue, up by 0.8 points to 6.1%, and by up-trading from the mid-price segment. The share decline of Lark reflects the impact of price repositioning by PMI's principal competitor in May 2014. The share increase of "Others" was driven by L&M, up by 0.6 points to 7.2%, and Chesterfield, up by 1.4 points to 3.3%.

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In Ukraine, the estimated total cigarette market increased by 3.2% to 14.8 billion units, mainly reflecting a favorable comparison with the first quarter of 2014 in which the estimated total cigarette market declined by 6.6%, and a lower prevalence of illicit trade, partly offset by continued business disruption due to the political instability in the east of the country. PMI's shipment volume of 4.6 billion units decreased by 9.8%. February quarter-to-date market share performance, as measured by Nielsen, is shown in the table below.

Ukraine Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Parliament	2.9%	3.0%	(0.1)
Marlboro	4.6%	5.1%	(0.5)
Chesterfield	4.4%	5.3%	(0.9)
Others	19.8%	19.8%	—
TOTAL	31.7%	33.2%	(1.5)

ASIA REGION

2015 First-Quarter
Reported net revenues of $2.2 billion decreased by 1.2%. Excluding unfavorable currency of $128 million and the impact of acquisitions, net revenues increased by 4.6%, driven by favorable pricing of $151 million, mainly in Indonesia, reflecting the annualization of 2014 pricing, and Korea, mainly driven by a gain from inventories built ahead of the announced excise tax increase effective January, 2015, partly offset by Japan and the Philippines. The favorable pricing was partially offset by unfavorable volume/mix of $50 million, mainly due to a lower total market in Japan and Korea, partly offset by: a favorable total market comparison, and higher market share, in Australia; a higher total market and share in Indonesia; and a higher estimated total tax-paid market and improved mix in the Philippines.

Reported operating companies income of $934 million increased by 2.1%. Excluding unfavorable currency of $79 million and the impact of acquisitions, operating companies income increased by 10.7%, reflecting favorable pricing, and favorable asset and impairment and exit costs compared to the first quarter of 2014 related to the factory closure in Australia, partly offset by: unfavorable volume/mix of $44 million; higher distribution and marketing investments in Indonesia; increased marketing support behind Marlboro in Japan, primarily related to the roll-out of the new 2.0 Architecture; and investments related to the commercialization of the company's Reduced-Risk Product, iQOS, in Japan.
Adjusted operating companies income decreased by 0.4% as shown in the table below and detailed on Schedule 7. Adjusted operating companies income, excluding unfavorable currency and the impact of acquisitions, increased by 8.0%.

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Asia Operating Companies Income ($ Millions)
	First-Quarter
				Excl.
	2015	2014	Change	Curr.
Reported OCI	$934	$915	2.1%	10.7%
Asset impairment & exit costs	—	(23)
Adjusted OCI	$934	$938	(0.4)%	8.0%
Adjusted OCI Margin*	43.3%	43.0%	0.3	1.4
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding unfavorable currency and the impact of acquisitions, increased by 1.4 points to 44.4%, as detailed on Schedule 7, reflecting the factors mentioned above.

PMI's cigarette shipment volume of 70.1 billion units decreased by 1.0%, primarily due to Japan, mainly reflecting an unfavorable comparison with the first quarter of 2014, and Korea, resulting from the disruptive excise tax increase in January 2015, partially offset by industry and market share growth in Indonesia.
Shipment volume of Marlboro of 18.0 billion units decreased by 5.2%, predominantly due to Japan and Korea, partly offset by the Philippines. Shipment volume of Parliament of 1.9 billion units decreased by 23.5%, due to Korea. Shipment volume of Lark of 4.6 billion units decreased by 1.0%, due to Korea, partly offset by Japan.

Asia Key Market Commentaries
In Indonesia, the estimated total cigarette market increased by 5.9% to 78.2 billion units, reflecting a favorable comparison with the first quarter of 2014 in which the estimated total cigarette market declined by 0.5%, and an increase in the adult population. In 2015, the total market is forecast to increase by approximately 2%. PMI's shipment volume in the quarter of 27.7 billion units increased by 8.4%, driven by industry growth and market share gains, notably of PMI's machine-made brands. Market share performance is shown in the table below.

Indonesia Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Sampoerna A	14.9%	14.4%	0.5
Dji Sam Soe	7.0%	5.6%	1.4
U Mild	5.0%	5.2%	(0.2)
Others	8.5%	9.4%	(0.9)
TOTAL	35.4%	34.6%	0.8

The share decline of "Others" was mainly due to Sampoerna Hijau, down by 0.6 points to 3.1%, largely reflecting the decline of the total hand-rolled kretek segment. While Marlboro's market share decreased by 0.2 points to 5.1%, its share of the “white” cigarettes segment, which represented 6.2% of the total cigarette market, increased by 0.9 points to 81.3%. The machine-made kretek segment, representing 74.6% of the total cigarette market, increased by 2.1 points and PMI's share of the segment increased by 2.0 points to 30.9%. The hand-rolled kretek segment, representing 19.2% of the total cigarette market, decreased by 1.7 points. PMI's share of the segment decreased by 1.8 points to 37.8%.

- -13 -

In Japan, the total cigarette market decreased by 13.9% to 42.5 billion units, primarily reflecting an unfavorable comparison with the first quarter of 2014 in which the total market increased by 9.6%, mainly driven by retail trade and consumer purchasing ahead of the consumption tax-driven retail price increases of April, 2014. Excluding the impact of these estimated inventory movements, the total cigarette market declined by 3.5%, mainly reflecting the unfavorable impact of the aforementioned price increases. In 2015, the total market is forecast to decrease by an estimated 2.5% to 3.0%. PMI's shipment volume in the quarter of 11.8 billion units decreased by 12.2%, principally due to the lower total market. Market share performance is shown in the table below.

Japan Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Marlboro	11.5%	11.9%	(0.4)
Lark	9.9%	9.4%	0.5
Virginia S.	1.9%	1.9%	—
Others	2.3%	2.3%	—
TOTAL	25.6%	25.5%	0.1

In Korea, the total cigarette market decreased by 35.1% to 12.6 billion units, reflecting the reversal of estimated trade inventories built ahead of the announced excise tax increase effective January, 2015, and the impact of the related price increases that saw the retail price of PMI's premium brands increase by 67%. Excluding the impact of these estimated inventory movements, the total cigarette market declined by 22.8%, in line with the underlying forecast decline of 20%-25% for the full year 2015. PMI's shipment volume in the quarter of 2.5 billion units decreased by 35.8%, reflecting the lower total market. Market share performance is shown in the table below.

Korea Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Parliament	6.6%	7.1%	(0.5)
Marlboro	9.1%	7.9%	1.2
Virginia S.	3.8%	4.1%	(0.3)
Others	0.6%	0.8%	(0.2)
TOTAL	20.1%	19.9%	0.2

In the Philippines, the estimated total tax-paid industry cigarette volume increased by 1.0% to 18.9 billion units, primarily reflecting higher estimated duty-paid volume by PMI's principal domestic competitor. PMI's shipment volume of 15.9 billion units decreased by 1.6%, primarily due to declines of PMI's low and super-low price brands, partially offset by growth of Marlboro, reflecting the positive impact of retail price increases at the bottom end of the market that narrowed price gaps. Market share performance is shown in the table below.

- -14 -

Philippines Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Marlboro	21.8%	19.4%	2.4
Fortune	32.3%	33.3%	(1.0)
Jackpot	16.5%	17.9%	(1.4)
Others	13.3%	15.6%	(2.3)
TOTAL	83.9%	86.2%	(2.3)

The share decline of "Others" was principally due to super-low price Champion, down by 2.3 points to 2.3%.
LATIN AMERICA & CANADA REGION

2015 First-Quarter
Reported net revenues of $726 million increased by 1.8%. Excluding unfavorable currency of $88 million and the impact of acquisitions, net revenues increased by 14.0%, driven by favorable pricing of $124 million, principally in Argentina and Canada, reflecting the annualization of 2014 pricing and price increases in the first quarter of 2015, partially offset by unfavorable volume/mix of $24 million, principally due to a lower total market and market share in Canada.

Reported operating companies income of $230 million increased by 13.9%. Excluding unfavorable currency of $44 million and the impact of acquisitions, operating companies income increased by 35.1%, principally reflecting favorable pricing, partly offset by unfavorable volume/mix of $26 million.
Adjusted operating companies income increased by 13.9%, as shown in the table below and detailed on Schedule 7. Adjusted operating companies income, excluding unfavorable currency and the impact of acquisitions, increased by 35.1%.

Latin America & Canada Operating Companies Income ($ Millions)
	First-Quarter
				Excl.
	2015	2014	Change	Curr.
Reported OCI	$230	$202	13.9%	35.6%
Asset impairment & exit costs	—	—
Adjusted OCI	$230	$202	13.9%	35.6%
Adjusted OCI Margin*	31.7%	28.3%	3.4	5.4
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding unfavorable currency and the impact of acquisitions, increased by 5.3 points to 33.6%, as detailed on Schedule 7, reflecting the factors mentioned above.

PMI's cigarette shipment volume of 21.2 billion units decreased by 1.2%, largely due to Argentina and Canada, partly offset by Brazil and Mexico. Although shipment volume of Marlboro of 8.2 billion units decreased slightly by 0.3%, its Regional market share increased by 0.5 points to an estimated 14.6%. Market share of Marlboro increased notably in Argentina, Brazil and Colombia, by 0.3, 1.1 and 1.3 points to 24.4%, 9.6% and 8.8%, respectively.

- -15 -

Latin America & Canada Key Market Commentaries
In Argentina, the total cigarette market decreased by 3.5% to 10.3 billion units. PMI's cigarette shipment volume in the quarter of 8.1 billion units decreased by 1.9%. Market share performance is shown in the table below.

Argentina Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Marlboro	24.4%	24.1%	0.3
Philip Morris	44.6%	43.3%	1.3
Next	1.7%	2.2%	(0.5)
Others	7.8%	7.5%	0.3
TOTAL	78.5%	77.1%	1.4

The share growth of Philip Morris reflects the positive impact of its capsule variants.

In Canada, the total cigarette market decreased by 6.6% to 5.4 billion units, mainly due to the impact of tax-driven price increases during the first half of 2014. PMI's cigarette shipment volume of 2.1 billion units decreased by 7.7%. Market share performance is shown in the table below.

Canada Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Belmont	3.1%	2.8%	0.3
Canadian Classics	10.9%	11.2%	(0.3)
Next	10.6%	10.9%	(0.3)
Others	13.1%	13.7%	(0.6)
TOTAL	37.7%	38.6%	(0.9)

In Mexico, the total cigarette market increased by 4.7% to 7.5 billion units. Excluding the impact of favorable trade inventory movements, the total cigarette market was estimated to have declined by 0.7%. PMI's cigarette shipment volume in the quarter of 5.0 billion units increased by 2.6%. Market share performance is shown in the table below.

Mexico Market Share
	First-Quarter
			Change
	2015	2014	p.p.
Marlboro	45.4%	47.0%	(1.6)
Benson & Hedges	4.6%	5.2%	(0.6)
Delicados	10.9%	10.7%	0.2
Others	5.4%	4.8%	0.6
TOTAL	66.3%	67.7%	(1.4)

The share decline of Marlboro was primarily due to adult smoker down-trading and the timing of price increases by PMI's principal competitor.

- -16 -

Philip Morris International Inc. Profile
Philip Morris International Inc. (PMI) is the leading international tobacco company, with six of the world's top 15 international brands, including Marlboro, the number one cigarette brand worldwide. PMI's products are sold in more than 180 markets. In 2014, the company held an estimated 15.6% share of the total international cigarette market outside of the U.S., or 28.6% excluding the People's Republic of China and the U.S. For more information, see www.pmi.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of projected results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: significant increases in cigarette-related taxes; the imposition of discriminatory excise tax structures; fluctuations in customer inventory levels due to increases in product taxes and prices; increasing marketing and regulatory restrictions, often with the goal of reducing or preventing the use of tobacco products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce products that have the potential to reduce individual risk and population harm; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-K for the year ended December 31, 2014. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

- -17 -

			Schedule 1
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended March 31,
($ in millions, except per share data)
(Unaudited)

	2015	2014	% Change
Net revenues	$17,352	$17,779	(2.4)%
Cost of sales	2,229	2,374	(6.1)%
Excise taxes on products (1)	10,736	10,862	(1.2)%
Gross profit	4,387	4,543	(3.4)%
Marketing, administration and research costs	1,494	1,547
Asset impairment and exit costs	—	23
Amortization of intangibles	22	22
Operating income (2)	2,871	2,951	(2.7)%
Interest expense, net	275	268
Earnings before income taxes	2,596	2,683	(3.2)%
Provision for income taxes	785	776	1.2%
Equity (income)/loss in unconsolidated subsidiaries, net	(23)	(9)
Net earnings	1,834	1,916	(4.3)%
Net earnings attributable to noncontrolling interests	39	41
Net earnings attributable to PMI	$1,795	$1,875	(4.3)%

Per share data: (3)
Basic earnings per share	$1.16	$1.18	(1.7)%
Diluted earnings per share	$1.16	$1.18	(1.7)%

(1) The segment detail of excise taxes on products sold for the quarters ended March 31, 2015 and 2014 is shown on Schedule 2.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2015	2014	% Change
Operating Income	$2,871	$2,951	(2.7)%
Excluding:
- Amortization of Intangibles	22	22
- General corporate expenses (included in marketing, administration and research costs above)	41	40
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(23)	(9)
Operating Companies Income	$2,957	$3,022	(2.2)%

(3) Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended March 31, 2015 and 2014 are shown on Schedule 4, Footnote 1.

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2015	Net Revenues (1)	$5,940	$4,429	$4,764	$2,219	$17,352
	Excise Taxes on Products	(4,048)	(2,586)	(2,609)	(1,493)	(10,736)
	Net Revenues excluding Excise Taxes	1,892	1,843	2,155	726	6,616

2014	Net Revenues	$6,619	$4,562	$4,475	$2,123	$17,779
	Excise Taxes on Products	(4,606)	(2,553)	(2,293)	(1,410)	(10,862)
	Net Revenues excluding Excise Taxes	2,013	2,009	2,182	713	6,917

Variance	Currency	(278)	(445)	(128)	(88)	(939)
	Acquisitions	7	—	—	1	8
	Operations	150	279	101	100	630
	Variance Total	(121)	(166)	(27)	13	(301)
	Variance Total (%)	(6.0)%	(8.3)%	(1.2)%	1.8%	(4.4)%

	Variance excluding Currency	157	279	101	101	638
	Variance excluding Currency (%)	7.8%	13.9%	4.6%	14.2%	9.2%

	Variance excluding Currency & Acquisitions	150	279	101	100	630
	Variance excluding Currency & Acquisitions (%)	7.5%	13.9%	4.6%	14.0%	9.1%

(1) 2015 Currency decreased net revenues as follows:
	European Union	$(890)
	EEMA	(1,033)
	Asia	(230)
	Latin America & Canada	(288)
		$(2,441)

						Schedule 3
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2015	$913	$880	$934	$230	$2,957
2014	978	927	915	202	3,022
% Change	(6.6)%	(5.1)%	2.1%	13.9%	(2.2)%

Reconciliation:
For the quarter ended March 31, 2014	$978	$927	$915	$202	$3,022

2014 Asset impairment and exit costs	—	—	23	—	23
2015 Asset impairment and exit costs	—	—	—	—	—

Acquired businesses	—	—	—	1	1
Currency	(191)	(271)	(79)	(44)	(585)
Operations	126	224	75	71	496
For the quarter ended March 31, 2015	$913	$880	$934	$230	$2,957

		Schedule 4
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Quarters Ended March 31,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2015 Diluted Earnings Per Share		$1.16	(1)
2014 Diluted Earnings Per Share		$1.18	(1)
Change		$(0.02)
% Change		(1.7)%

Reconciliation:
2014 Diluted Earnings Per Share		$1.18	(1)

Special Items:
2014 Asset impairment and exit costs		0.01
2014 Tax items		—
2015 Asset impairment and exit costs		—
2015 Tax items		—

Currency		(0.31)
Interest		(0.01)
Change in tax rate		(0.03)
Impact of lower shares outstanding and share-based payments		0.04
Operations		0.28
2015 Diluted Earnings Per Share		$1.16	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	Q1 2015	Q1 2014

Net earnings attributable to PMI	$1,795	$1,875
Less distributed and undistributed earnings attributable
to share-based payment awards	7	9
Net earnings for basic and diluted EPS	$1,788	$1,866

Weighted-average shares for basic and diluted EPS	1,548	1,583

			Schedule 5
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios)
(Unaudited)

	March 31,		December 31,
	2015		2014
Assets
Cash and cash equivalents	$1,524		$1,682
All other current assets	12,751		13,802
Property, plant and equipment, net	5,697		6,071
Goodwill	7,920		8,388
Other intangible assets, net	2,855		2,985
Investments in unconsolidated subsidiaries	1,064		1,083
Other assets	1,444		1,176
Total assets	$33,255		$35,187

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$3,384		$1,208
Current portion of long-term debt	1,629		1,318
All other current liabilities	9,967		12,586
Long-term debt	25,572		26,929
Deferred income taxes	1,975		1,549
Other long-term liabilities	2,974		2,800
Total liabilities	45,501		46,390

Total PMI stockholders' deficit	(13,616)		(12,629)
Noncontrolling interests	1,370		1,426
Total stockholders' deficit	(12,246)		(11,203)
Total liabilities and stockholders' (deficit) equity	$33,255		$35,187

Total debt	$30,585		$29,455
Total debt to Adjusted EBITDA	2.35	(1)	2.24	(1)
Net debt to Adjusted EBITDA	2.23	(1)	2.12	(1)

(1) For the calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA ratios, refer to Schedule 10.

													Schedule 6
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

2015								2014			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$5,940	$4,048	$1,892	$(278)	$2,170	$7	$2,163	European Union	$6,619	$4,606	$2,013	(6.0)%	7.8%	7.5%
4,429	2,586	1,843	(445)	2,288	—	2,288	EEMA	4,562	2,553	2,009	(8.3)%	13.9%	13.9%
4,764	2,609	2,155	(128)	2,283	—	2,283	Asia	4,475	2,293	2,182	(1.2)%	4.6%	4.6%
2,219	1,493	726	(88)	814	1	813	Latin America & Canada	2,123	1,410	713	1.8%	14.2%	14.0%

$17,352	$10,736	$6,616	$(939)	$7,555	$8	$7,547	PMI Total	$17,779	$10,862	$6,917	(4.4)%	9.2%	9.1%

2015								2014			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$913			$(191)	$1,104	$—	$1,104	European Union			$978	(6.6)%	12.9%	12.9%
880			(271)	1,151	—	1,151	EEMA			927	(5.1)%	24.2%	24.2%
934			(79)	1,013	—	1,013	Asia			915	2.1%	10.7%	10.7%
230			(44)	274	1	273	Latin America & Canada			202	13.9%	35.6%	35.1%

$2,957			$(585)	$3,542	$1	$3,541	PMI Total			$3,022	(2.2)%	17.2%	17.2%

													Schedule 7
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

2015								2014			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$913	$—	$913	$(191)	$1,104	$—	$1,104	European Union	$978	$—	$978	(6.6)%	12.9%	12.9%
880	—	880	(271)	1,151	—	1,151	EEMA	927	—	927	(5.1)%	24.2%	24.2%
934	—	934	(79)	1,013	—	1,013	Asia	915	(23)	938	(0.4)%	8.0%	8.0%
230	—	230	(44)	274	1	273	Latin America & Canada	202	—	202	13.9%	35.6%	35.1%

$2,957	$—	$2,957	$(585)	$3,542	$1	$3,541	PMI Total	$3,022	$(23)	$3,045	(2.9)%	16.3%	16.3%

2015								2014				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$1,104	$2,170	50.9%		$1,104	$2,163	51.0%	European Union	$978	$2,013	48.6%		2.3	2.4
1,151	2,288	50.3%		1,151	2,288	50.3%	EEMA	927	2,009	46.1%		4.2	4.2
1,013	2,283	44.4%		1,013	2,283	44.4%	Asia	938	2,182	43.0%		1.4	1.4
274	814	33.7%		273	813	33.6%	Latin America & Canada	202	713	28.3%		5.4	5.3

$3,542	$7,555	46.9%		$3,541	$7,547	46.9%	PMI Total	$3,045	$6,917	44.0%		2.9	2.9

(1) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 6.

			Schedule 8
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Quarters Ended March 31,
(Unaudited)

	2015	2014	% Change

Reported Diluted EPS	$1.16	$1.18	(1.7)%

Adjustments:
Asset impairment and exit costs	—	0.01
Tax items	—	—

Adjusted Diluted EPS	$1.16	$1.19	(2.5)%

Less:
Currency impact	(0.31)

Adjusted Diluted EPS, excluding Currency	$1.47	$1.19	23.5%

				Schedule 9
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency
For the Quarters Ended March 31,
(Unaudited)

	2015	2014	% Change

Reported Diluted EPS	$1.16	$1.18	(1.7)%

Less:
Currency impact	(0.31)

Reported Diluted EPS, excluding Currency	$1.47	$1.18	24.6%

				Schedule 10
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios)
(Unaudited)

	For the Year Ended			For the Year Ended
	March 31,			December 31,
		2015		2014
	April ~ December	January ~ March	12 months
	2014	2015	rolling

Earnings before income taxes	$7,967	$2,596	$10,563	$10,650
Interest expense, net	784	275	1,059	1,052
Depreciation and amortization	678	192	870	889
Extraordinary, unusual or non-recurring expenses, net (1)	512	—	512	535
Adjusted EBITDA	$9,941	$3,063	$13,004	$13,126

			March 31,	December 31,
			2015	2014

Short-term borrowings			$3,384	$1,208
Current portion of long-term debt			1,629	1,318
Long-term debt			25,572	26,929
Total Debt			$30,585	$29,455
Less: Cash and cash equivalents			1,524	1,682
Net Debt			$29,061	$27,773

Ratios
Total Debt to Adjusted EBITDA			2.35	2.24
Net Debt to Adjusted EBITDA			2.23	2.12

(1) Asset Impairment and Exit Costs at Operating Income level.

			Schedule 11
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow, excluding Currency
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
For the Quarters Ended March 31,
($ in millions)
(Unaudited)

	For the Quarters Ended
	March 31,
	2015	2014	% Change

Net cash provided by operating activities(a)	$(375)	$715	>(100.0)%

Less:
Capital expenditures	203	256

Free cash flow	$(578)	$459	>(100.0)%

Less:
Currency impact	(956)

Free cash flow, excluding currency	$378	$459	(17.6)%

	For the Quarters Ended
	March 31,
	2015	2014	% Change

Net cash provided by operating activities(a)	$(375)	$715	>(100.0)%

Less:
Currency impact	(986)
Net cash provided by operating activities, excluding currency	$611	$715	(14.5)%

(a) Operating cash flow.

		Schedule 12

PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS
For the Year Ended December 31,
(Unaudited)

	2014

Reported Diluted EPS	$4.76

Adjustments:
Asset impairment and exit costs	0.26
Tax items	—

Adjusted Diluted EPS	$5.02